EXHIBIT 10.5
                                                              AccuImage
                                                Diagnostics Corporation


Robert Taylor, Ph.D.
74 Landcroft Road                                        15 March, 1999
East Dulwich, London, SE22 9JT

Dear Robert:

It is a great pleasure to offer you this employment package.

Position:         Chief Technology Officer
Duties:           Responsible for development and maintenance of the Acculmage product line.
Start Date:       Upon approval of H-1B visa, sponsored and procured by
                  Acculmage
Salary:           USD$110,000/year
Fringe Benefits:
                  Full medical coverage; 401 (k) plan; Fifteen vacation days;
                  Major holidays off.
Moving Expenses:
                  Up to USD$7,500
Stock Options:
                  300,000 incentive stock options (ISOs) on the Company's common stock. The option price is $0.50 per share, with an expiration
                  date  10  years  after  their  grant  date.   Once  issued  in
                  accordance with the vesting schedule described below, they may be exercised by the employee at any time prior to their expiration date. The first issue date shall be 12 months after employment commences (75,000 options), and then at 3-monthly periods thereafter (18,750 options every 3 months until fully vested). Should AccuImage terminate the employment contract before the full vesting period, then the Employee shall be entitled to a pro-rata share of the ISOs earned (ISOs will be earned at a rate of 6,250 per calendar month). Should employment terminate for any reason, the Employee will retain the right to exercise ISOs already earned at any time prior to their expiration dates.
Annual Reviews:
                  Employee  will be  evaluated  on an annual  basis by the Chief
                  Executive Officer. Duties, Salary and/or Fringe Benefits will be adjusted according to the evaluation.



         --------------------------             ----------------------------
         Robert Taylor, Ph.D.                   Allen B. Poirson, Ph.D.
         Chief Technology Officer               President and CEO
         AccuImage Diagnostics Corp.            AccuImage Diagnostics Corp.